================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         MIRAGE RESORTS, INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         MIRAGE RESORTS, INCORPORATED

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 21, 1998

                               ----------------

  The Annual Meeting of Stockholders (the "Meeting") of Mirage Resorts, Incorporated (the "Company") will be held at The Mirage, 3400 Las Vegas Boulevard South, Las Vegas, Nevada on Thursday, May 21, 1998, at 1:00 P.M., for the following purposes:

  1. To elect two directors for the term set forth in the accompanying Proxy Statement;

  2.To approve the 1998 Stock Option and Stock Appreciation Rights Plan;

  3. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for 1998; and

  4. To transact such other business as may properly come before the Meeting and any adjournments thereof.

  Pursuant to the Bylaws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Meeting as of the close of business on March 31, 1998. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Meeting, notwithstanding any transfer of stock on the books of the Company thereafter.

  Whether or not you expect to attend the Meeting in person, please date and sign the accompanying Proxy card and return it promptly to American Stock Transfer & Trust Company in the envelope enclosed for that purpose.

                                          BRUCE A. LEVIN
                                             Secretary

Las Vegas, Nevada
April 13, 1998

                         MIRAGE RESORTS, INCORPORATED
                        3400 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                                APRIL 13, 1998

                               ----------------

                                PROXY STATEMENT

  The accompanying Proxy is solicited by and on behalf of the Board of Directors of Mirage Resorts, Incorporated (the "Company") for use only at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on May 21, 1998, and at any and all adjournments thereof. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting for the nominees for election as directors named below, for approval of the 1998 Stock Option and Stock Appreciation Rights Plan (the "1998 Plan"), for ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for 1998 and, with discretion, on all other matters as may properly come before the Meeting. A stockholder may revoke the Proxy at will at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument revoking the Proxy. The total cost of solicitation of Proxies will be paid by the Company.

  In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. It is anticipated that banks, brokerage firms, fiduciaries and other custodians and nominees will forward Proxy soliciting material to their principals and that the Company will reimburse such persons' out-of-pocket expenses.

  It is anticipated that this Proxy Statement and accompanying Proxy will first be mailed to stockholders on or about April 17, 1998.

  All information contained in this Proxy Statement has been adjusted to reflect the two-for-one split of the Company's common stock effective June 17, 1996.

                                 VOTING RIGHTS

  Holders of the Company's common stock, $.004 par value (the "Common Stock"), of record as of the close of business on March 31, 1998, will be entitled to one vote for each share held on all matters presented to the Meeting. On March 31, 1998, there were outstanding 179,490,025 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum. There will be no cumulative voting for members of the Board of Directors. The two nominees who receive the greatest number of votes cast will be elected to the Board of Directors. Approval of the 1998 Plan and ratification of the appointment of the independent accountants each requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting and actually voting on the matter (without giving effect to abstentions or broker non-votes). Under the rules of the New York Stock Exchange (the "NYSE"), the election of directors, approval of the 1998 Plan and ratification of the appointment of the independent accountants are considered by the NYSE to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the Meeting.

             STOCK OWNERSHIP OF MAJOR STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information as of March 31, 1998 with respect to the "beneficial" ownership, as such term is defined in the Rules of the Securities and Exchange Commission (the "Commission"), of the Common Stock by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company during 1997 (collectively, the "Named Officers") and (iv) all directors and executive officers of the Company as a group.

                                                           APPROXIMATE
                                                          PERCENTAGE OF
                                           NUMBER OF       OUTSTANDING
                     NAME                    SHARES       COMMON STOCK
                     ----                  ----------     -------------
     Stephen A. Wynn
      P.O. Box 7777
      Las Vegas, NV 89177                  26,212,164(1)      13.6%
     FMR Corp.
      82 Devonshire Street
      Boston, MA 02109                     22,569,851(2)      12.6%
     Melvin B. Wolzinger                    3,218,880(3)       1.8%
     Daniel B. Wayson                         518,750(4)        *
     Elaine P. Wynn                           245,000(5)        *
     George J. Mason                          177,500(6)        *
     Richard D. Bronson                       850,000(7)        *
     Ronald M. Popeil                          62,550(8)        *
     Barry A. Shier                           750,290(9)        *
     Bruce A. Levin                           147,500(10)       *
     Daniel R. Lee                            893,700(11)       *
     Frank P. Visconti                        320,000(12)       *
     All directors and executive officers
      as a group (14 persons)              33,504,604(13)     17.2%

---------------------
  * Less than 1%.

 (1) Includes 12,550,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998. Does not include shares beneficially owned by Elaine P. Wynn, Mr. Wynn's wife, as separate property, as to which shares Mr. Wynn disclaims beneficial ownership.

 (2) Represents shares beneficially owned as of December 31, 1997, based on a
     Schedule 13G, dated February 14, 1998, filed with the Commission. Such
     Schedule 13G states that FMR Corp. and certain related persons have sole dispositive power as to all of such shares and sole voting power as to 1,060,851 of such shares.

 (3) Includes 2,784,186 shares held by a family trust of which Mr. Wolzinger and his wife serve as trustees and 351,664 shares held by a limited partnership of which such trust is the general partner and a limited partner. Mr. Wolzinger disclaims beneficial ownership of 189,196 shares held by the limited partnership as to which he has no pecuniary interest. Also includes 43,030 shares held by a trust of which Mr. Wolzinger serves as a trustee but does not have any pecuniary interest, as to which shares Mr. Wolzinger disclaims beneficial ownership. Also includes 40,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998.

 (4) Includes 40,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998.

 (5) Includes 40,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998. Does not include shares reported as beneficially owned by Stephen A. Wynn, Mrs. Wynn's husband.

 (6) Includes 70,000 shares held by a family trust of which Mr. Mason and his wife serve as trustees and 40,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998.

 (7) Represents shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998.

 (8) Includes 40,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998.

 (9) Includes 750,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998 and 240 shares held by Mr. Shier as custodian for his minor children.

(10) Represents shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998.

(11) Includes 889,200 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998 and 500 shares held by Mr. Lee as custodian for his minor niece who does not share his household. Mr. Lee disclaims beneficial ownership of the shares held as custodian.

(12) Represents shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998.

(13) Includes 15,796,700 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1998.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The Company's Articles of Incorporation and Bylaws provide for from three to 11 directors, the precise number to be determined from time to time by the Board of Directors. Currently, the size of the Board is fixed at seven members. All of the existing directors have been previously elected by the stockholders. The two directors to be elected at the Meeting are to be elected to hold office for three years each and until the election of their respective successors. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

  The information set forth below is submitted with respect to the nominees to the Board for whom it is intended that Proxies will be voted, for directors whose terms of office will continue after the Meeting and for executive officers who are not directors.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS(1)

NAME                                                        YEAR FIRST ELECTED
----                                                        ------------------
Stephen A. Wynn, 56(2)                                             1973
 Chairman of the Board of Directors, President and Chief
 Executive Officer
 Mr. Wynn has held his present positions for more than five
 years. He is a Trustee of the University of Pennsylvania
 and a member of the Governing Board of the Tahoe Regional
 Planning Agency.
Ronald M. Popeil, 62                                              1980;
 Director and Member of Audit, Stock Option and Bonus
 Committees                                                     Appointed
 Mr. Popeil has been the President of RONCO, Inc., the
 principal business of                                        September 19,
 which is inventing, marketing and producing consumer              1979
 products, since he co-founded that company in May 1984. He
 is recognized as a pioneer in the field of direct response
 television marketing.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING(1)

                                                                  EXPIRATION OF
                                                                     TERM AS
NAME                                           YEAR FIRST ELECTED   DIRECTOR
----                                           ------------------ -------------
Melvin B. Wolzinger, 77                               1973            2000
 Director and Member of Audit, Stock Option
 and Bonus Committees
 Mr. Wolzinger is, and has been for more than
 five years, a general partner in
 W.W. Investment Co., a real estate holding
 company in Las Vegas, Nevada. He has been a
 principal owner of various restaurants and
 casino gaming establishments in Las Vegas for
 many years and a stockholder of the Company
 for approximately 40 years.
Daniel B. Wayson, 45                                 1988;            2000
 Director                                          Appointed
 Mr. Wayson is, and has been for more than         March 19,
 five years, a principal of Wayson Properties,        1987
 Inc., a real estate development and holding
 company, and other real estate and business
 ventures. He served as President and Chief
 Executive Officer of the Company's former
 New Jersey gaming subsidiary from December
 1984 through February 1987.
George J. Mason, 67                                   1973            2000
 Director and Member of Audit, Stock Option
 and Bonus Committees
 Mr. Mason is a Senior Managing Director of
 Bear, Stearns & Co. Inc., Los Angeles,
 California, an investment banking firm which
 has provided certain services to the Company,
 and has been employed by such firm since
 1973.
Elaine P. Wynn, 55(2)                                 1977            1999
 Director
 Mrs. Wynn has been active in civic and
 philanthropic affairs in Las Vegas for many
 years and has received numerous honors for
 her charitable and community work. She is Co-
 Chairperson of the Greater Las Vegas Inner-
 City Games and a member of the National Board
 of the Inner-City Games Foundation. Mrs. Wynn
 is also Secretary, Treasurer and a Trustee of
 Golden Nugget Scholarship Fund, Inc.
Richard D. Bronson, 53                               1993;            1999
 Director                                          Appointed
 Mr. Bronson has been President of New City        August 3,
 Development, a division of the Company which         1992
 is responsible for certain corporate
 development activities of the Company outside
 of Nevada, or its predecessor, New City
 Development, Inc., since February 1992.

INFORMATION CONCERNING EXECUTIVE OFFICERS OTHER THAN DIRECTORS LISTED ABOVE(3)

                                                                     YEAR HIRED
NAME                                                                 BY COMPANY
----                                                                 ----------
Barry A. Shier, 43, Executive Vice President -- Marketing and Hotel     1984
 Operations
 Mr. Shier joined the Company as Executive Vice President -- Hotel
 Operations in September 1984 and was appointed to his present position in August 1987. He is also the Chairman and Chief
 Executive Officer of the Company's subsidiaries which own and operate the Golden Nugget hotel-casino in Las Vegas and will own and operate the Beau Rivage hotel-casino in Biloxi, Mississippi.

INFORMATION CONCERNING EXECUTIVE OFFICERS OTHER THAN DIRECTORS LISTED ABOVE(3) (CONTINUED)

                                                                     YEAR HIRED
NAME                                                                 BY COMPANY
----                                                                 ----------
Bruce A. Levin, 58, Vice President, General Counsel and Secretary       1979
 Mr. Levin has been Vice President and General Counsel since joining the Company in August 1979 and has also served as
 Secretary or Assistant Secretary since that date.
Daniel R. Lee, 41, Senior Vice President -- Finance and                 1992
 Development, Chief Financial
 Officer and Treasurer
 Mr. Lee joined the Company as Senior Vice President -- Finance and
 Development in March 1992 and was appointed Chief Financial
 Officer and Treasurer in September 1992. Prior thereto, he was a securities analyst and Director -- Equity Research of CS First
 Boston Corporation, an investment banking firm.
Frank P. Visconti, 44, President -- Retail Division                     1992
 Mr. Visconti joined the Company as Senior Vice President -- Retail
 Operations in September 1992 and was appointed to his present position in September 1997.
Thomas L. Sheer, 60, Senior Vice President -- Government and            1996
 External Affairs
 Mr. Sheer was appointed to his present position in January 1996.
 From November 1990 to December 1995, he was Assistant to the
 President of W. R. Grace & Co., a diversified chemicals company, and he also served as Director of Business Intelligence of that company from July 1993 to December 1995. Prior thereto, Mr. Sheer was employed by the Federal Bureau of Investigation for 25 years, rising to the position of an Assistant Director.
James E. Pettis, 46, Vice President -- Risk Management                  1980
 Mr. Pettis was appointed to his present position in November 1984.
 He has been employed by the Company since May 1980 with
 responsibility for various corporate risk management, safety and employee benefit matters.
James M. Powers, 69, Vice President -- Corporate Security               1980
 Mr. Powers has held his present position since joining the Company in January 1980.

---------------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or subject to the requirements of Section 15(d) of the 1934 Act, or directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are listed in the table.

(2) Stephen A. Wynn and Elaine P. Wynn are husband and wife.

(3) Officers serve at the pleasure of the Board of Directors.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                       ANNUAL COMPENSATION                  AWARDS
                          --------------------------------------------- ---------------
                                                                          SECURITIES
   NAME AND PRINCIPAL                                   OTHER ANNUAL      UNDERLYING        ALL OTHER
        POSITION          YEAR SALARY($)   BONUS($)  COMPENSATION($)(1) OPTIONS/SARS(#) COMPENSATION($)(2)
   ------------------     ---- ---------- ---------- ------------------ --------------- ------------------
Stephen A. Wynn           1997 $2,500,000 $1,250,000        $ 0                    0          $4,160
 Chairman of the Board,   1996  2,502,507  1,250,000          0                    0           4,110
 President and Chief      1995  2,500,422  1,250,000          0            2,000,000           4,260
 Executive Officer
Barry A. Shier            1997  1,000,000    500,000          0                    0           5,744
 Executive Vice           1996  1,000,000    500,000          0                    0           4,110
 President -- Marketing   1995  1,000,000    375,000          0            2,000,000           4,260
 and Hotel Operations
Bruce A. Levin            1997    656,000    200,000          0                    0           4,160
 Vice President, General  1996    553,308    150,000          0              150,000           4,110
 Counsel and Secretary    1995    506,000    125,000          0                    0           4,260
Daniel R. Lee             1997    533,846    300,000          0            1,200,000           3,968
 Senior Vice              1996    400,000    250,000          0                    0           3,888
 President -- Finance     1995    400,000    200,000          0                    0           4,008
 and Development, Chief
 Financial Officer and
 Treasurer
Frank P. Visconti         1997    308,654    125,000          0              150,000           4,046
 President -- Retail      1996    275,000    115,000          0                    0           3,611
 Division                 1995    275,000    110,000          0                    0           3,693

---------------------
(1) The Company provides certain perquisites and other personal benefits to some or all of the Named Officers, including (i) reimbursement for medical expenses, including related travel expenses, (ii) personal use of Company vehicles and aircraft, (iii) complimentary rooms, food, beverages and entertainment (including such privileges at the Company's health spas and golf course) and (iv) use of Company employees to furnish personal services. The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits did not exceed, as to any Named Officer for any year, the lesser of $50,000 or 10% of the total salary and bonus paid to such Named Officer for such year and, accordingly, is omitted from the table.

(2) Represents (i) Company-paid premiums for term life insurance on each of the Named Officers, as follows: Stephen A. Wynn -- 1997: $960, 1996:
    $1,110, 1995: $1,260; Barry A. Shier -- 1997: $960, 1996: $1,110, 1995:
    $1,260; Bruce A. Levin -- 1997: $960, 1996: $1,110, 1995: $1,260; Daniel
    R. Lee -- 1997: $768, 1996: $888, 1995: $1,008; and Frank P. Visconti --
     1997: $608, 1996: $611, 1995: $693; (ii) 50% matching contributions made by the Company for the Named Officers in accordance with the Company's retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), which amount to $3,200 for each of the Named Officers for 1997 and $3,000 for each of the Named Officers for each of 1996 and 1995 and (iii) above-market earnings (as defined in the Rules of the Commission) on compensation deferred during 1997 pursuant to the Company's Non-Qualified Deferred Compensation Plan, as follows: Mr. Shier -- $1,584; and Mr. Visconti -- $238.

OPTION GRANTS IN 1997

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                                   PRICE APPRECIATION FOR OPTION
                                          INDIVIDUAL GRANTS                                    TERM
                   --------------------------------------------------------------- -----------------------------
                     NUMBER OF   % OF TOTAL
                    SECURITIES    OPTIONS
                    UNDERLYING   GRANTED TO                 GRANT-DATE
                      OPTIONS    EMPLOYEES     EXERCISE    MARKET PRICE EXPIRATION
      NAME         GRANTED(#)(1)  IN 1997   PRICE($/SH)(2)  ($/SH)(3)    DATE(4)    0%($)    5%($)      10%($)
      ----         ------------- ---------- -------------- ------------ ---------- ------- ---------- ----------
Stephen A. Wynn              0       -- %      $    --        $  --          --    $   --  $      --  $      --
Barry A. Shier               0       --             --           --          --        --         --         --
Bruce A. Levin               0       --             --           --          --        --         --         --
Daniel R. Lee        1,000,000      35.4         20.375       20.375     4/28/07         0 12,813,728 32,472,503
                       200,000       7.1         20.375       24.375     7/16/07   800,000  3,865,861  8,569,494
Frank P. Visconti      150,000       5.3        26.6875        28.75     8/13/07   309,375  2,988,491  7,082,096

---------------------
(1) The 1,000,000 options granted to Mr. Lee become exercisable as to 200,000 shares annually commencing February 24, 2000. The 200,000 options granted to Mr. Lee become exercisable on February 24, 2005. The options granted to Mr. Visconti become exercisable as to 50,000 shares annually commencing August 13, 2000. Exercisability of the options may be accelerated upon the occurrence of certain fundamental corporate changes or at the discretion of the Stock Option Committee. Exercisability of the options granted to Mr. Lee also accelerates ratably in the event of termination of his employment due to death or Permanent Disability (as defined).

(2) Under the terms of the Company's Stock Option and Stock Appreciation Rights Plans, the Stock Option Committee retains discretion, subject to plan limitations, to modify the terms of outstanding options and to reprice options (although the Company has not repriced any options in the last 10 years). The exercise price of the options may be paid in cash, by delivery of shares of Common Stock or by offset of the underlying shares, subject to certain conditions.

(3) The closing sale price of the Common Stock on the NYSE Composite Tape on the date of grant.

(4) The options are subject to early termination in the event of termination of employment.

AGGREGATED OPTION EXERCISES IN 1997 AND FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                     SHARES                       OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                   ACQUIRED ON     VALUE             YEAR-END(#)           AT FISCAL YEAR-END($)
      NAME         EXERCISE(#) REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(2)
      ----         ----------- -------------- ------------------------- ----------------------------
Stephen A. Wynn           0      $     --       12,550,000/1,200,000      $204,162,500/$7,875,000
Barry A. Shier            0            --          750,000/2,750,000        12,600,000/26,812,500
Bruce A. Levin       52,500      1,307,250           147,500/150,000             2,658,688/56,250
Daniel R. Lee             0            --          889,200/1,200,000         15,916,680/2,850,000
Frank P. Visconti    30,000        592,000           320,000/150,000                  5,768,000/0

---------------------
(1) Represents the difference between the closing sale price of the Common Stock on the NYSE Composite Tape on each date of exercise and the exercise price of the options.

(2) Represents the difference between the closing sale price of the Common Stock on the NYSE Composite Tape on December 31, 1997 and the exercise price of the options.

EMPLOYMENT AGREEMENTS

  On December 16, 1992, the Company entered into a 10-year Employment Agreement with Stephen A. Wynn pursuant to which Mr. Wynn serves as President and Chief Executive Officer of the Company at an annual salary of $2,500,000. Mr. Wynn shall be entitled to such bonuses, stock options and other compensation as may be determined from time to time by the Board of Directors. Pursuant to the Employment Agreement, the Company also provides Mr. Wynn with the personal use of an automobile for which the Company pays all insurance, gasoline and maintenance expenses, and provides Mr. Wynn and his dependents with reimbursement for medical expenses and coverage under the Company's life insurance program.

  Effective July 16, 1997, the Company entered into an Employment Agreement with Mr. Lee, which terminates on February 24, 2005, pursuant to which Mr. Lee serves as Chief Financial Officer of the Company at an annual salary of $600,000. Mr. Lee shall be entitled to such raises or bonuses as may be determined in the discretion of the Board of Directors or the Bonus Committee. The Company also provides Mr. Lee and his dependents with reimbursement for medical expenses, coverage under the Company's life insurance program and such other benefits as the Company from time to time makes available to its senior executives of similar status. Pursuant to the Employment Agreement, on July 16, 1997 the Company granted Mr. Lee an option to purchase 200,000 shares of Common Stock at an exercise price of $20.375 per share and amended the vesting terms of the option to purchase 1,000,000 shares of Common Stock granted to Mr. Lee on April 28, 1997. See "Option Grants in 1997." Mr. Lee has the right to terminate the Employment Agreement following a Change of Control of the Company (as defined in the Employment Agreement).

  Effective September 6, 1997, the Company amended Mr. Visconti's Employment Agreement and extended its term for five years, terminating on September 6, 2002. Pursuant to the amended Employment Agreement, Mr. Visconti serves as President-Retail Division of the Company at an annual salary of $400,000. Mr. Visconti shall continue to be entitled to such annual bonuses (approximating 25% to 30% of his annual salary) as may be determined in the discretion of the Board of Directors, reimbursement for medical expenses and coverage under the Company's life insurance program for himself and his dependents. On September 18, 1997, the Company granted Mr. Visconti an option to purchase 150,000 shares of Common Stock at an exercise price of $26.6875 per share. See "Option Grants in 1997."

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or its subsidiaries (Messrs. Popeil, Mason, Wolzinger and Wayson and Mrs. Wynn) were paid a monthly retainer during 1997 of $4,000 for services as a director of the Company and its subsidiaries, and continue to receive such retainer in 1998. Messrs. Popeil, Mason and Wolzinger received an additional monthly fee of $1,000 for services as members of the Company's Audit and Stock Option Committees during 1997, and continue to receive such fee in 1998. Directors also receive reimbursement for medical expenses and coverage under the Company's life insurance program. Directors who are employees of the Company or its subsidiaries do not receive compensation for their services as directors.

  Pursuant to the Company's 1992 Non-Employee Director Stock Option Plan (the "Director Plan"), each director who is not an employee of the Company or its subsidiaries was granted 10,000 stock options in January 1997 at an exercise price of $23.375 per share and 10,000 stock options in January 1998 at an exercise price of $23.00 per share. Stock options granted under the Director Plan have an exercise price equal to the market value of the Common Stock on each date of grant and become exercisable three years thereafter. An aggregate of up to 500,000 stock options may be granted under the Director Plan, of which 350,000 have been granted. On February 24, 1998, each non-employee director was granted 5,000 additional stock options under the Company's 1995 Stock Option and Stock Appreciation Rights Plan at an exercise price of $23.25 per share, the market value of the Common Stock on the date of grant, which become exercisable three years from the date of grant. Commencing in 1999, each non-employee director will be granted a total of 15,000 stock options each year (10,000 under the Director Plan and 5,000 under one of the Company's Stock Option and Stock Appreciation Rights Plans).

  Non-employee directors of the Company are eligible to participate in the Company's Directors' Deferred Fee Plan (the "Deferred Fee Plan"), a non-qualified deferred compensation plan. In 1997, Messrs. Popeil, Mason and Wolzinger each deferred 25% of their Board of Directors' and Committee fees under the Deferred Fee Plan and will be credited with earnings on such deferred fees at the rate of 10% per annum, compounded monthly, until such amounts are distributed to them from the Deferred Fee Plan.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return from December 31, 1992 to December 31, 1997, assuming reinvestment of dividends, of the Common Stock, the NYSE Market Index (which consists of all common stocks listed on the NYSE), the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Media General Industry Group 241 -- Hotels, Motels, Resorts (the "MG Index"). The graph assumes an investment of $100 on December 31, 1992 in each of the Common Stock and the stocks comprising the NYSE Market Index, the S&P 500 Index and the MG Index.

  In 1997, the Common Stock was added to the S&P 500 Index and, in accordance with the Rules of the Commission, the Company is now required to compare the return of its Common Stock with that of the S&P 500 Index rather than the NYSE Market Index. Both indices are included in this Proxy Statement for comparative purposes.

                        PERFORMANCE GRAPH APPEARS HERE



                                             NYSE
Measurement Period            Mirage        Market         MG         S&P
(Fiscal Year Covered)         Resorts       Index        Index      500 Index
-------------------          ---------    ---------    ---------    ---------
Measurement Pt-
1992                         $100         $100         $100         $100
1993                         $182.25      $113.54      $159.45      $110.08
1994                         $156.49      $111.33      $132.71      $111.54
1995                         $263.36      $144.36      $148.67      $153.45
1996                         $330.15      $173.90      $190.17      $188.69
1997                         $347.33      $228.78      $209.90      $251.64

    (1) The data points in this graph were calculated by Media
       General Financial Services, Inc., Richmond, Virginia.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Decisions concerning executive officer compensation for 1997 were made by the full Board of Directors and by the Stock Option Committee and the Bonus Committee. Directors Stephen A. Wynn, Richard D. Bronson and Daniel B. Wayson are officers or former officers of the Company or its subsidiaries. Director Elaine P. Wynn is the wife of Stephen A. Wynn.

  On January 14, 1998, Bellagio, a wholly owned subsidiary of the Company, entered into an agreement with Mr. Wynn pursuant to which Bellagio sold four works of fine art (collectively, the "Purchased Works") to Mr. Wynn for $25,562,812. The sale price was equal to the amount paid by Bellagio when it purchased the Purchased Works from unaffiliated parties in October through December 1997 and the fair market value of the Purchased Works as determined by David Nash, an independent expert in fine art valuation. Pursuant to the agreement, Bellagio is renting three of the four Purchased Works, and another work of fine art purchased by Mr. Wynn from an unaffiliated party in December 1997 (collectively, the "Rented Works"), from Mr. Wynn for public display at any of the Company's hotel-casinos. The monthly rent payable by Bellagio for the Rented Works is a percentage of the purchase price of the Rented Works equal to one-twelfth of the sum of the most recent 30-day London Interbank Offered Rate plus 30 basis points per annum. Either Bellagio or Mr. Wynn may terminate the rental as to one or more of the Rented Works on 30 days' notice, in which event the monthly rent shall be reduced proportionately. Bellagio is responsible for insuring and maintaining the security of the Rented Works and for sales and personal property taxes applicable to the rental. On March 12, 1998, the rental agreement was amended to include seven additional works of fine art purchased by Mr. Wynn from an unaffiliated party in March 1998 for an aggregate of $50,000,000 (the "March Rented Works"). The aggregate monthly rent payable by Bellagio for the March Rented Works is $50,000. The total monthly rent for the Rented Works and the March Rented Works in effect at March 31, 1998 was $406,320.

                       REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES AND BASE SALARIES

  Decisions concerning executive officers' base salaries and the award of certain cash bonuses for 1997 were made by the full Board of Directors, based upon the recommendations of the Company's Chief Executive Officer. Decisions concerning the grant of stock options and the award of cash bonuses pursuant to the Company's Amended and Restated 1994 Cash Bonus Plan (the "Bonus Plan") to executive officers were made by the Stock Option Committee and the Bonus Committee, respectively, and were similarly based upon the recommendations of the Chief Executive Officer. The Company otherwise has no formal compensation policies applicable to executive officers. The Chief Executive Officer's recommendations in each case were based on his subjective evaluation of each officer's (including his own) contribution to the Company and the level of compensation necessary to adequately motivate and reward the officer. The composition and amount of each item of executive compensation for 1997 (except for compensation pursuant to the Bonus Plan discussed below) did not bear a specific relationship to any particular measure of the Company's performance.

  In addition to the Chief Executive Officer's Employment Agreement discussed below, during 1997 four other executive officers were parties to employment agreements with the Company, including Messrs. Lee and Visconti. See "Executive Compensation--Employment Agreements." Compensation paid to such executive officers for 1997 was consistent with the terms of such employment agreements.

STOCK OPTIONS

  The Company's Stock Option and Stock Appreciation Rights Plans (the "Stock Option Plans") are an important component of the Company's compensation program for executive officers and other employees. The Stock Option Plans are intended to advance the interests of the Company and its stockholders by encouraging and enabling executive officers and other employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Through stock option grants, the long-range interests of management and employees are aligned with those of stockholders as the stock option recipients accumulate (through the vesting of stock options) meaningful stakes in the Company. The Stock Option Plans are administered by the Stock Option Committee, which is composed of three non-employee members of the Board of Directors who also serve as the members of the Audit and Bonus Committees. Decisions concerning the grant of stock options, including the individuals to whom options were granted and the respective exercise prices and vesting periods, were made by the Stock Option Committee based upon the recommendations of the Chief Executive Officer, taking into consideration the recommendations of other members of senior management. Such recommendations and decisions were made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance. In 1997, stock options were granted to two executive officers, Messrs. Lee and Visconti. See "Executive Compensation -- Option Grants in 1997" for information concerning such stock options.

CASH BONUSES

  In addition to base salary and stock options, the other principal part of the Company's executive compensation program consists of cash bonuses awarded pursuant to the Bonus Plan, which was approved by the Company's stockholders in May 1994. The Bonus Plan provides for an annual bonus pool equal to 5% of the Company's consolidated earnings before depreciation, interest and taxes in excess of $250,000,000. Out of the bonus pool, each executive officer is eligible to receive a bonus of up to 50% of his annual base salary in effect on March 31, 1994, the effective date of the Bonus Plan. The Bonus Plan is administered by the Bonus Committee, which is composed of three non-employee members of the Board of Directors. Decisions concerning the award of bonuses pursuant to the Bonus Plan (within the above-described limitations) were made by the Bonus Committee based upon the recommendations of the Chief Executive Officer. Such recommendations and decisions were made on a subjective basis and, except as noted above, did not bear a specific relationship to any particular measure of the Company's performance. The Board of Directors, in its discretion, may award cash bonuses in addition to those awarded by the Bonus Committee under the Bonus Plan. Cash bonuses so awarded by the Board of Directors to executive officers for 1997 were based upon the recommendations of the Chief Executive Officer, which recommendations were made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance. For 1997, bonuses were awarded to each executive officer in amounts ranging from approximately 15% to 50% of current base salary. See "Executive Compensation -- Summary Compensation Table" for information concerning bonuses awarded to the Named Officers.

OTHER COMPENSATION

  The Company also provides certain perquisites and other personal benefits to executive officers, which constitute a small percentage of their total compensation. See footnote (1) to "Executive Compensation --Summary Compensation Table."

INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Code eliminates the federal income tax deductibility of most compensation exceeding $1,000,000 paid to the chief executive officer or any of the four highest compensated executive officers (other than the chief executive officer) of publicly held corporations. Certain types of compensation are not affected by the deduction limitation, including compensation paid pursuant to a binding agreement entered into on or before February 17, 1993 and compensation paid pursuant to a qualifying performance-based plan such as the Bonus Plan and the Stock Option Plans. The Bonus Plan was adopted in 1994 in response to the enactment of Section 162(m) in order to permit the Company to continue deducting bonuses paid to the Chief Executive Officer and other executive officers whose annual compensation exceeds $1,000,000. In making compensation decisions, the Board of Directors takes into account the effect of Section 162(m), although in appropriate circumstances it may determine to award compensation to covered executive officers which is not fully deductible by the Company by virtue of Section 162(m). The $125,000 bonus awarded by the Board of Directors to Mr. Shier for 1997 outside the Bonus Plan was not deductible by the Company as a result of such limitation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  In 1997, the Chief Executive Officer received a salary of $2,500,000 pursuant to a 10-year Employment Agreement approved by the Board of Directors in December 1992. See "Executive Compensation -- Employment Agreements." The amount of such salary was determined by the Board of Directors based upon the Chief Executive Officer's recommendation. Such recommendation and determination were made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance during 1997 or any prior period. In adopting the Chief Executive Officer's recommendation, the Board of Directors considered a large number of factors, including (1) the record of leadership and service provided by the Chief Executive Officer since joining the Company in 1973, (2) the identification of the Company with the Chief Executive Officer by the financial community and the general public, and the recognition by the Board of Directors and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company's continued success, (3) the total stockholder return obtained by the Company during the past five years, which significantly surpassed that of both the broad market and the Company's principal industry competitors as a group (see "Comparative Stock Price Performance Graph"), (4) the achievements recorded by the Company since the Chief Executive Officer's annual salary was last increased in March 1990, including the successful financial performance of The Mirage, the Company's flagship hotel-casino, since opening in November 1989, the restructuring of a significant portion of the Company's long-term debt and the successful completion of equity offerings in 1991 and 1992, resulting in a reduction of the Company's average cost of capital, the development and construction of Treasure Island at The Mirage, the Company's hotel-casino which opened on schedule in October 1993, and the purchase, for future development, of the 164-acre site of the former Dunes Hotel, Casino and Country Club on the Las Vegas Strip, which was consummated in January 1993, (5) the fact that the Chief Executive Officer is the Company's principal stockholder and thereby holds a significant stake in the Company's future and (6) the fact that the Chief Executive Officer's annual salary had not been increased in almost three years, and that he was not awarded a cash bonus in 1991 or 1992. No specific weight was assigned to any particular factor.

  In 1997, the Chief Executive Officer was awarded a cash bonus of $1,250,000 (50% of his base salary) pursuant to the Bonus Plan. The amount of such bonus was determined by the Bonus Committee based upon the recommendation of the Chief Executive Officer. Such recommendation and determination were made on a subjective basis, taking into account the Chief Executive Officer's contributions to the Company and the amount necessary to adequately reward the Chief Executive Officer, and did not bear a specific relationship to any particular measure of the Company's performance during 1997.


                                          BY THE BOARD OF DIRECTORS

                                          Stephen A. Wynn, Chairman
                                          Melvin B. Wolzinger
                                          George J. Mason
                                          Ronald M. Popeil
                                          Elaine P. Wynn
                                          Daniel B. Wayson
                                          Richard D. Bronson

                                          BY THE STOCK OPTION COMMITTEE

                                          Ronald M. Popeil
                                          Melvin B. Wolzinger
                                          George J. Mason

                                          BY THE BONUS COMMITTEE

                                          Ronald M. Popeil
                                          Melvin B. Wolzinger
                                          George J. Mason

       THE 1998 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN PROPOSAL

SUMMARY OF THE 1998 PLAN

  The Company's Board of Directors adopted the 1998 Plan on February 24, 1998, subject to stockholder approval at the Meeting. A copy of the 1998 Plan is attached to this Proxy Statement as Exhibit A. The following is a brief summary of the 1998 Plan, which is qualified in its entirety by reference to Exhibit A.

  Options granted under the 1998 Plan may be either non-qualified stock options ("Non-Qualified Options") or options intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Options"). In contrast to options, where the holder must pay the exercise price before being entitled to receive his shares
(which exercise price may be paid in cash or using shares of Common Stock), holders of stock appreciation rights ("SARs") will be entitled to receive from the Company either Common Stock or cash, at the election of the holder, in an amount equal to the excess, if any, of the market price of the Common Stock on the date of exercise over the SAR price (the "Spread").

PURPOSE OF THE 1998 PLAN

  The purpose of the 1998 Plan is to advance the interests of the Company, its stockholders and its subsidiaries by encouraging and enabling selected officers, directors, employees, independent contractors and agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options and to acquire certain benefits of equity participation in the Company through the grant of SARs.

  The 1998 Plan does not prescribe a minimum vesting period for stock options, leaving such decision to the discretion of the Stock Option Committee on a case-by-case basis. The Stock Option Committee has generally granted stock options to the Company's most senior executives (excluding the Chief Executive Officer) which become exercisable over substantially longer periods than is believed to be the case for most publicly held companies. The Company believes that the relatively long vesting periods are a major factor in the low turnover of the Company's senior executive staff and more closely align management's interests with the long-term interests of the Company's stockholders. Because of the relatively long vesting periods, the Company believes that the total number of stock options outstanding at any time tends to be higher than would be the case if the vesting periods were shorter.

  During the three years ended December 31, 1997, the Company granted a total of 15,167,500 stock options under the Company's various Stock Option Plans and the Director Plan with a weighted average vesting period of 6.4 years, including a total of 7,000,000 options granted in 1995 to certain senior executives with a vesting period of almost 10 years from the date of grant. The Company has not granted any SARs since 1988. In most cases, outstanding options granted under the Stock Option Plans become exercisable either on a single date between three and five years from the date of grant or ratably over a period of three to five years from the date of grant. Substantially all of the outstanding stock options have an exercise price equal to the market value of the Common Stock on the date of grant, and the Company has not repriced any stock options in the last 10 years. The Company believes that the Stock Option Plans have been and continue to be an important factor in enabling the Company to attract and retain superior management and key employees.


AMOUNT OF COMMON STOCK SUBJECT TO OPTIONS AND SARS UNDER THE 1998 PLAN

  The 1998 Plan provides for the grant of stock options and SARs covering an aggregate of 5,000,000 shares of Common Stock, and further provides that no single participant may be granted stock options and SARs under the 1998 Plan covering an aggregate of more than 2,000,000 shares of Common Stock. The number of shares of Common Stock subject to options and SARs is subject to equitable adjustment for any stock dividends, stock splits, recapitalizations, reclassifications or any other similar changes which may be required in order to prevent dilution. Any option or SAR which is not exercised prior to expiration or which otherwise terminates will thereafter be available for further grant. As of March 31, 1998, no options or SARs had been granted under the 1998 Plan.

ADMINISTRATION OF THE 1998 PLAN

  Although the 1998 Plan may be administered by the Board of Directors, the Board of Directors has appointed the Stock Option Committee to administer the 1998 Plan. Subject to the conditions set forth in the 1998 Plan, the Stock Option Committee has full and final authority to determine the number of options or SARs to be granted, the individuals to whom and the time or times at which such options or SARs shall be granted and be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary. The 1998 Plan is intended to be flexible, and a significant amount of discretion is vested in the Stock Option Committee with respect to all aspects of the options and SARs to be granted under the 1998 Plan.

PARTICIPANTS

  Non-Qualified Options and SARs may be granted under the 1998 Plan to any person who is or who agrees to become an officer, director, employee, independent contractor or agent of the Company or any of its subsidiaries. Incentive Options may be granted only to persons who are employees of the Company or any of its subsidiaries. As of March 15, 1998, the Company and its subsidiaries had approximately 17,000 employees. The Company has not granted any options or SARs to non-employees during the past five years, other than the options granted to non-employee directors under the Director Plan and as discussed under "Executive Compensation--Compensation of Directors."

EXERCISE PRICE

  The exercise price of each Non-Qualified Option and SAR granted under the 1998 Plan shall be determined by the Stock Option Committee and shall in no event be less than 50% of the fair market value of the shares on the date of grant. The exercise price of each Incentive Option granted under the 1998 Plan shall be determined by the Stock Option Committee and shall in no event be less than 100% (110% in the case of a person who owns directly or indirectly more than 10% of the Common Stock) of the fair market value of the shares on the date of grant. The payment of the exercise price of an option may be made in cash or shares of Common Stock, as more fully described under "Exercise of Options and SARs."

  Fair market value shall be determined by the Stock Option Committee in accordance with the 1998 Plan and such determination shall be binding upon the Company and the holder. The closing sale price of the Common Stock on the NYSE Composite Tape on April 8, 1998 was $22.6875 per share.

TERM OF OPTIONS AND SARS

  Options and SARs may be granted for a term of up to 10 years (five years in the case of Incentive Options granted to a person who owns directly or indirectly more than 10% of the Common Stock), which may extend beyond the term of the 1998 Plan.

EXERCISE OF OPTIONS AND SARS

  The terms governing exercise of options and SARs granted under the 1998 Plan shall be determined by the Stock Option Committee. Upon exercise of an SAR, the optionee shall be entitled to receive, within 10 days after exercise, in the discretion of the optionee, either (i) a cash payment equal to the Spread, if any, with respect to such exercised SAR or (ii) a number of whole shares of Common Stock equal to (A) the Spread with respect to such exercised SAR, divided by (B) the fair market value of a share of Common Stock as of the date of exercise, plus the amount of cash representing the fair market value of any fractional share. If an SAR is not exercised prior to its expiration or termination, and is then exercisable and has a positive Spread, it shall be automatically exercised for cash on the date of such expiration or termination.

  Payment of the exercise price upon exercise of an option may be made in any combination of cash and shares of Common Stock, including the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price of additional options (unless the Stock Option Committee provides otherwise). Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such shares on the date of exercise. In no event shall an option or SAR granted under the 1998 Plan be exercisable prior to the date of stockholder approval of the 1998 Plan.

NON-TRANSFERABILITY

  Options and SARs granted under the 1998 Plan are not transferable or assignable otherwise than by will or the laws of descent and distribution and, during the lifetime of the holder, options and SARs are exercisable only by the holder.

TERMINATION OF RELATIONSHIP

  Except as the Stock Option Committee may expressly determine otherwise, if the holder of an option or SAR ceases to be employed by or to have another qualifying relationship (such as that of director, independent contractor or agent) with the Company or any of its subsidiaries other than by reason of the holder's death or Permanent Disability (as defined), all options and SARs granted to such holder under the 1998 Plan shall terminate immediately, except for options and SARs which were exercisable on the date of such termination of relationship, which options and SARs shall terminate three months after the date of such termination of relationship unless such options and SARs expire or terminate earlier. However, if a new qualifying relationship is established before the end of such three-month period, such exercisable options and SARs shall continue until their expiration or earlier termination. In the event of the death or Permanent Disability of the holder of an option or SAR, except as the Stock Option Committee may expressly determine otherwise, options and SARs may be exercised to the extent that the holder might have exercised the options and SARs on the date of death or Permanent Disability for a period of one year following the date of death or Permanent Disability, unless by their terms the options or SARs expire before the end of such one-year period.

AMENDMENT AND TERMINATION OF THE 1998 PLAN

  The Board of Directors may at any time and from time to time amend, suspend or terminate the 1998 Plan, but may not, without the approval of the stockholders of the Company representing a majority of the shares represented and voting on the matter, increase the maximum number of shares of Common Stock subject to options and SARs which may be granted, change the provisions concerning the exercise price of options and SARs granted, increase the term during which options and SARs may be exercised, extend the term of the 1998 Plan or make any other change in the 1998 Plan that, pursuant to any applicable law, regulation or stock exchange rule, may not be made without stockholder approval. No amendment, suspension or termination of the 1998 Plan by the Board of Directors may alter or impair in a manner unfavorable to the holder any of the rights under any option or SAR granted under the 1998 Plan without such holder's consent.

  The 1998 Plan makes it clear that the Stock Option Committee may amend any grant (except in a manner unfavorable to the holder) to include any provision which, at the time of such amendment, is authorized under the 1998 Plan.

EFFECTIVE DATE AND TERM OF THE 1998 PLAN

  Options and SARs may be granted under the 1998 Plan during its 10-year term, which commenced on February 24, 1998.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Company believes that the federal income tax consequences of the 1998 Plan are as follows.

  Incentive Options. With respect to Incentive Options granted under the 1998 Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. If the optionee makes no disposition of the shares so received within two years from the date the Incentive Option was granted and one year from the receipt of the shares pursuant to the exercise of the Incentive Option, he will generally recognize capital gain or loss upon disposition of the shares.

  If the optionee disposes of shares acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the shares on the date the option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise generally will be treated as capital gain. A disqualifying disposition will include the use of shares acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another option prior to the satisfaction of the applicable holding period.

  The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

  Non-Qualified Options and SARs. The grant of a Non-Qualified Option under the 1998 Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Gain or loss on the subsequent sale of shares received on exercise of a Non-Qualified Option generally will be capital gain or loss.

  The grant of an SAR under the 1998 Plan will not be subject to federal income tax. Upon the exercise of an SAR, the grantee generally will recognize ordinary income in an amount equal to the Spread with respect to such SAR.

  Upon exercise of a Non-Qualified Option or an SAR, the Company generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee or grantee recognizes ordinary income (assuming that such compensation is reasonable and that provision is made for withholding of federal income taxes, where applicable). In general, no deduction is allowed for remuneration in excess of $1,000,000 paid by the Company during any taxable year to the Chief Executive Officer or any of the four highest compensated executive officers (other than the Chief Executive Officer). Remuneration for this purpose excludes certain performance-based compensation. The 1998 Plan is intended to qualify for the performance-based compensation exception to the deduction limitation with respect to options and SARs granted at fair market value.

BOARD OF DIRECTORS' RECOMMENDATION

  The Board of Directors recommends that stockholders vote FOR approval of the 1998 Plan. If the 1998 Plan is not approved, no options or SARs will be granted under the 1998 Plan, and the 1998 Plan will terminate.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Company's independent accountants for 1997 were Arthur Andersen LLP ("AA"), which firm has been appointed to serve in such capacity for the current year. A representative of AA is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

  The Board of Directors recommends that stockholders vote FOR ratification of the appointment of AA as independent accountants for 1998. If the appointment of AA is not ratified, the Board of Directors will take this into account when it considers the appointment of independent accountants for 1999.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                              AND ITS COMMITTEES

  The committees of the Board of Directors are the Audit Committee, the Stock Option Committee and the Bonus Committee. The Board of Directors has not designated a nominating committee or a compensation committee.

  The Audit Committee held 11 meetings during 1997. The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to: the engagement or re-engagement of an independent accounting firm to audit the Company's financial statements for the then current fiscal year, and the terms of the engagement; the policies and procedures of the Company with respect to maintaining the Company's books and records and furnishing any necessary information to the independent auditors; the procedures to encourage access to the Audit Committee and to facilitate the timely reporting during the year by authorized representatives of the Company's independent auditors to the Audit Committee of their recommendations and advice; the implementation by the Company's management of such recommendations and advice; the implementation by management of the recommendations made by the independent auditors in their management letters, the adequacy and implementation of the Company's internal audit controls and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable. The Audit Committee also has certain other responsibilities, including the responsibility to oversee the employment and marketing practices of the Company and its gaming subsidiaries and their compliance with gaming regulations.

  The Stock Option Committee took action by written consent on 33 occasions during 1997. The Stock Option Committee administers the Stock Option Plans. Subject to the conditions set forth in the Stock Option Plans, the Stock Option Committee has full and final authority to determine the number of stock options or SARs to be granted, the individuals to whom and the time or times at which such options or SARs shall be granted or be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary.

  The Bonus Committee took action by written consent on two occasions during 1997. The Bonus Committee administers the Bonus Plan. Subject to the conditions set forth in the Bonus Plan, the Bonus Committee has full and final authority to award cash bonuses pursuant to the Bonus Plan, to construe and interpret the Bonus Plan, to adopt amendments to the Bonus Plan (subject to stockholder approval in certain cases) and to make all other determinations and take all other action deemed necessary or advisable for the proper administration of the Bonus Plan.

  The Board of Directors held 11 meetings and took action by written consent on two occasions during 1997. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

                       FUTURE PROPOSALS OF STOCKHOLDERS

  Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and form of Proxy for the 1999 Annual Meeting of Stockholders must submit such proposal sufficiently far in advance so that it is received by the Company not later than December 14, 1998.

                            DISCRETIONARY AUTHORITY

  While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders at the Meeting, other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.

  STOCKHOLDERS ARE URGED IMMEDIATELY TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By the Board of Directors

                                          BRUCE A. LEVIN
                                            Secretary

                                                                      EXHIBIT A

                         MIRAGE RESORTS, INCORPORATED
             1998 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

1.PURPOSE.

  This 1998 Stock Option and Stock Appreciation Rights Plan (the "Plan") is intended to advance the interests of Mirage Resorts, Incorporated (the "Company"), its stockholders and its Subsidiaries by encouraging and enabling selected officers, directors, employees, independent contractors and agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options and to acquire certain benefits of equity participation in the Company through the grant of stock appreciation rights.

2.DEFINITIONS.

  (a) "Board" means the Board of Directors of the Company.

  (b) "Code" means the Internal Revenue Code of 1986, as amended.

  (c) "Committee" means the committee of the Board administering the Plan or the Board if a Committee has not been appointed and unless the context otherwise requires.

  (d) "Common Stock" means the Company's common stock, $.004 par value.

  (e) "Date of Grant" means the date on which an Option or SAR is granted under the Plan.

  (f) "Effective Date" means the Effective Date of the Plan as specified in Paragraph 12.

  (g) "Fair Market Value" of the Common Stock on any day shall be deemed to be
(i) if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape, or (ii) if the Common Stock is traded in the over-the-counter market and not on any national securities exchange, the mean between the closing bid and asked prices (or, if no closing prices are reported, the mean between the high bid and low asked prices) on such day as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service. In each case, the Committee's determination of Fair Market Value shall be conclusive.

  (h) "Incentive Option" means an option granted under the Plan which is designated as an incentive stock option and which is intended to qualify as such within the meaning of Section 422 of the Code.

  (i) "Non-Qualified Option" means an option granted under the Plan which is designated as a non-qualified stock option and which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

  (j) "Option" means any stock option granted under the Plan.

  (k) "Optionee" means a person to whom an Option or an SAR, which has not expired or terminated, has been granted under the Plan.

  (l) "Option Price" means the exercise price of an Option or the base price of an SAR.

  (m) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.

  (n) "Permanent Disability" shall have the meaning set forth in Subparagraph 6(h).

  (o) "Relationship" means that the Optionee is or has agreed to become an officer, director, employee, independent contractor or agent of the Company or any of its Subsidiaries.

  (p) "Reorganization" shall have the meaning set forth in Subparagraph 7(c).

  (q) "Reorganization Agreement" shall have the meaning set forth in Subparagraph 7(c)(i).

  (r) "SAR" means a stock appreciation right granted under the Plan.

  (s) "Spread" means, with respect to each SAR, an amount equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of exercise over the Option Price.

  (t) "Subsidiary" means a corporation or other entity, a majority of the voting power in which is owned directly or indirectly by the Company; provided, however, that with respect to Incentive Options it has the meaning set forth in Section 424(f) of the Code.

  (u) "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

3.ADMINISTRATION OF THE PLAN.

  The Plan shall be administered by the Board or by a Committee, consisting solely of two or more directors, appointed by the Board to administer the Plan. The Board may from time to time remove members from the Committee, fill all vacancies in the Committee, however caused, and may select one of the members of the Committee as its Chairman.

  The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

  The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to grant Options and SARs, to determine the number of shares and the Option Price with respect to each Option and SAR, the individuals to whom and the time or times at which Options and SARs shall be granted, to determine the terms and provisions of the respective agreements covering Options and SARs, which need not be identical (including, but without limitation, terms covering the payment of the Option Price with respect to Options), to construe and interpret the Plan and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

4.COMMON STOCK SUBJECT TO OPTIONS AND SARS.

  The aggregate number of shares of Common Stock subject to Options and SARs which may be granted under the Plan shall not exceed 5,000,000. The aggregate number of shares of Common Stock subject to Options and SARs which may be granted under the Plan to any single participant shall not exceed 2,000,000. The shares of Common Stock to be issued upon the exercise of Options or SARs, to the extent exercised for shares of the Common Stock, may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. In the event any Option or SAR shall, for any reason, terminate or expire or be surrendered without having been exercised in full, such Option or SAR shall again be available for grant under the Plan.

5.PARTICIPANTS.

  Non-Qualified Options or SARs may be granted under the Plan to any person who is or who agrees to become an officer, director, employee, independent contractor or agent of the Company or any of its Subsidiaries. Incentive Options may be granted under the Plan to any person who is an employee of the Company or any of its Subsidiaries. An employee may be granted Non-Qualified Options or Incentive Options or both under the Plan; provided, however, that the grant of Non-Qualified Options and Incentive Options to an Optionee shall be the grant of separate Options and each Non-Qualified Option and each Incentive Option shall be specifically designated as such in accordance with applicable provisions of Treasury regulations.

6.TERMS AND CONDITIONS OF OPTIONS AND SARS.

  Each Option or SAR granted under the Plan shall be evidenced by an agreement executed by the Company and the Optionee and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

    (a) Option Price. The Option Price per share with respect to each Non-Qualified Option and SAR shall be determined by the Committee and shall in no instance be less than either (i) the par value or (ii) 50% of the Fair Market Value of a share of Common Stock on the Date of Grant. The Option Price per share with respect to each Incentive Option shall be determined by the Committee and shall in no instance be less than either (i) the par value or (ii) 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the Option Price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

    (b) Period of Option or SAR. The expiration date of each Option and SAR shall be fixed by the Committee but, notwithstanding any provision of the Plan to the contrary, the expiration date of any Option or SAR shall not be more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire not more than five years from the Date of Grant. An Option or SAR may terminate before its expiration date, as provided in Subparagraphs 6(g), 6(h), 7(b) and 7(c).

    (c) Vesting of Stockholder Rights. Neither an Optionee nor his Successor shall, by virtue thereof, have any of the rights of a stockholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his Successor.

    (d) Exercise. Each Option and SAR shall be exercisable in whole or in part from time to time over a period commencing on the Date of Grant and ending upon its expiration or termination; provided, however, the Committee may, by the provisions of any agreement, limit the extent to which such Option or SAR is exercisable during such period or periods of time. No Option or SAR granted under the Plan shall be exercisable in whole or in part prior to the date of stockholder approval of the Plan.

    Payment of the exercise price of an Option may be made in any combination of cash and Common Stock, including (unless the Committee provides otherwise) the automatic application of shares of Common Stock received upon exercise of an Option to satisfy the exercise price for additional Options. Where payment is made in Common Stock, such stock shall be valued at the Fair Market Value of such shares.

    Each SAR shall be exercisable for cash, for shares of Common Stock or for either, in the discretion of the Optionee.

    Upon exercise of an SAR, the Optionee shall be entitled to receive, within 10 days after exercise, either (i) a cash payment equal to the Spread, if any, with respect to such exercised SAR, or (ii) a number of whole shares of Common Stock equal to (A) the Spread with respect to such exercised SAR, divided by (B) the Fair Market Value of a share of Common Stock as of the date of exercise, plus an amount of cash representing the Fair Market Value of any fractional share. In the event that an SAR has not been exercised prior to its expiration, and the SAR shall then be exercisable, if such SAR has a positive Spread it shall be automatically exercised for cash on such expiration date.

    (e) Limitation on Grant of Incentive Options. The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an option holder in any calendar year (under the Plan and all other plans of the Company or any Parent Corporation or Subsidiary of the Company) shall not exceed $100,000.

    (f) Non-Transferability of Options and SARs. No Option or SAR shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution, and each Option and SAR shall be exercisable during the Optionee's lifetime only by him. No Option or SAR shall be pledged or hypothecated in any way nor shall it be subject to execution, attachment or similar process.

    (g) Termination. Except as the Committee may expressly determine otherwise, upon termination of an Optionee's Relationship with the Company or with any of its Subsidiaries, for any reason other than death or Permanent Disability (as defined in Subparagraph 6(h)), the Optionee's Options and SARs shall terminate three months after the date of such termination of Relationship, unless such Optionee has resumed or initiated a Relationship with the Company or with any of its Subsidiaries and has a Relationship on such date. During such three-month period, the Optionee may exercise an Option or SAR granted to him to the extent such Option or SAR was exercisable on the date of termination of his Relationship and provided that such Option or SAR has not expired or otherwise terminated. In the event that an SAR has not been exercised prior to its termination or earlier expiration date, and the SAR shall then be exercisable, if such SAR has a positive Spread it shall be automatically exercised for cash on its termination or earlier expiration date.

    A leave of absence approved in writing by the Committee shall not be deemed a termination of Relationship for purposes of this Paragraph 6, but no Option or SAR may be exercised during any such leave of absence, except during the first three months thereof. The granting of an Option or SAR to an Optionee does not alter in any way the Company's or any Subsidiary's right to terminate such person's Relationship at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

    For purposes of this Paragraph 6, termination of an Optionee's Relationship shall be deemed to occur on the earliest of: (i) the effective date of termination set forth in a written notice from the Company or the Optionee; (ii) the date an Optionee ceases to render the services which he was employed or engaged to render to the Company or Subsidiary, and representing the basis of the Relationship, and assuming no other services are being rendered which would represent the basis of a new Relationship (but shall not include any leave of absence approved by the Committee or any temporary absence or vacation approved by the Optionee's supervisor); or (iii) the date an Optionee retires or completes his employment or engagement with the Company or any Subsidiary, or in accordance with the normal retirement policies of the Company or any Subsidiary.

    (h) Death or Permanent Disability of Optionee. Except as the Committee may expressly determine otherwise, if an Optionee dies or suffers a Permanent Disability while in a Relationship with the Company or any of its Subsidiaries, the Optionee's Options and SARs shall terminate one year after the date of the Optionee's death or termination of Relationship due to Permanent Disability unless by its terms the Option or SAR shall expire before such date, and shall only be exercisable to the extent exercisable on the date of death or termination of Relationship. In the event that an SAR has not been exercised prior to its termination or earlier expiration date, and the SAR shall then be exercisable, if such SAR has a positive Spread it shall be automatically exercised for cash on its termination or earlier expiration date.

    For purposes of this Paragraph 6, "Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee may require such proof of Permanent Disability as it, in its sole judgment, deems necessary or appropriate.

7.ADJUSTMENTS.

  (a) In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or any other distribution payable in capital stock, the Committee shall make appropriate adjustment in the number and kind of Options and SARs that may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of outstanding Options and SARs to the end that the proportionate interest of the holder of the Options and SARs shall be maintained as before the occurrence of such event. Such adjustment shall be made without change in the total price applicable to the unexercised portion of outstanding Options and SARs and with a corresponding adjustment in the Option Price per share with respect to the Options and SARs.

  (b) In the event of the dissolution or liquidation of the Company:

    (i) any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such Option shall have previously expired) to exercise any Option, including any Option that would not otherwise be exercisable by reason of an insufficient lapse of time; and

    (ii) any SAR granted under the Plan shall terminate (and, if not previously exercised, shall be automatically exercised for cash on the date of such termination) 30 days after stockholder approval of the dissolution or liquidation and each Optionee shall have the right during such period (unless such SAR shall have previously expired) to exercise any SAR, including any SAR that would not otherwise be exercisable by reason of an insufficient lapse of time.

  (c) In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

    (i) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding Options and SARs for options or stock appreciation rights of another corporation, then exercise and termination provisions equivalent to those of Subparagraph 7(b) shall apply; or

    (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the outstanding Options and SARs for options and stock appreciation rights of another corporation, then the Committee shall adjust the outstanding unexercised Options and SARs (and shall adjust the Options and SARs remaining under the Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

  The term "Reorganization" as used in this Subparagraph 7(c) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

  (d) Adjustments and determinations under this Section 7 shall be made by the Committee, whose decisions as to such adjustments or determinations shall be final, binding and conclusive.

8.RESTRICTIONS ON ISSUING SHARES.

  The exercise of each Option and SAR shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares, then such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Company.

9.USE OF PROCEEDS.

  The proceeds received by the Company from the issuance of its Common Stock pursuant to the exercise of Options granted under the Plan, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

10.AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN.

  The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options and SARs granted under the Plan may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company representing a majority of the shares represented and voting on the matter, no such amendment shall (a) except as specified in Paragraph 7, increase the maximum number of shares of Common Stock subject to Options and SARs which may be granted under the Plan, (b) change the provisions of Subparagraph 6(a) relating to the establishment of the Option Price, (c) change the provisions of Subparagraph 6(b) relating to the expiration date of each Option and SAR, (d) change the provisions of the second sentence of this Paragraph 10 relating to the term of the Plan or (e) effect any other change that, pursuant to any applicable law, regulation or stock exchange rule, may not be effected without stockholder approval. Unless the Plan shall previously have been terminated by the Board or as provided in Paragraph 12, the Plan shall terminate 10 years after the Effective Date. No Option or SAR may be granted during any suspension or after the termination of the Plan. No amendment, suspension or termination of the Plan shall, without an Optionee's written consent, alter or impair in a manner unfavorable to such Optionee any of the rights or obligations under any Option or SAR previously granted to such Optionee under the Plan.

11.AMENDMENT OF GRANTS.

  The Committee shall have the authority to amend any grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding award may be revoked or altered in a manner unfavorable to the Optionee without the written consent of the Optionee.

12.EFFECTIVE DATE OF THE PLAN AND STOCKHOLDER APPROVAL.

  The Effective Date of the Plan shall be February 24, 1998, the date of its adoption by the Board, subject however to its approval by the stockholders of the Company representing a majority of the shares represented and voting on the matter at the next stockholders' meeting. Options and SARs may be granted under the Plan from and after the Effective Date, subject to such approval.

13.OPTIONS AND SARS GRANTED PRIOR TO AMENDMENTS TO THE PLAN.

  Options and SARS granted pursuant to the Plan shall be governed exclusively by the terms of the Plan as they existed on the Date of Grant, without giving effect to amendments adopted subsequent to the Date of Grant, unless specifically provided otherwise in such amendments or in the applicable agreement.

                         MIRAGE RESORTS, INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


P
R    The undersigned appoints George J. Mason and Melvin B. Wolzinger, and each
O    of them, as Proxies, each with the power to appoint his substitute, and
X    authorizes each of them to represent and to vote, as designated on the
Y reverse, all the shares of Common Stock of Mirage Resorts, Incorporated held of record by the undersigned on March 31, 1998, at the Annual Meeting of Stockholders to be held on May 21, 1998 or any adjournment thereof.


                                                    (Change of Address/Comments)

Election of Directors, Nominees:                    ----------------------------

Stephen A. Wynn, Ronald M. Popeil                   ----------------------------

                                                    ----------------------------

                                                    ----------------------------

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                         MIRAGE RESORTS, INCORPORATED

                                 MAY 21, 1998



                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example using
    dark ink only


                   FOR      WITHHELD
1.   Election of   [_]         [_]
     Directors

For, except vote withheld from the following nominee(s):

---------------------------------------------------------------

                                            FOR       AGAINST        ABSTAIN
2.   Proposal to approve the 1998 Stock     [_]         [_]            [_]
     Option and Stock Appreciation Rights
     Plan.

3.   Proposal to ratify the appointment of  [_]         [_]            [_]
     Arthur Andersen LLP as independent
     accountants for 1998.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


SIGNATURE(S)_________________________________________ DATE _____________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.